Exhibit 10.1

Execution Copy

AMENDMENT NO. 1

to that certain

REVOLVING CREDIT AND TERM LOAN AGREEMENT

dated as of September 30, 2002

AMENDMENT NO. 1 (this “Amendment”), dated as of November 4, 2003, to the Revolving Credit and Term Loan Agreement, dated as of September 30, 2002 (as amended and in effect from time to time, the “Credit Agreement”), is by and among (a) BUCA, INC. (the “Borrower”), a Minnesota corporation, (b) BUCA RESTAURANTS, INC., a Minnesota corporation, BUCA RESTAURANTS 2, INC., a Minnesota corporation (as an original party and as successor by merger to BUCA (Nevada), Inc.), BUCA RESTAURANTS 3, INC., a Minnesota corporation, BUCA INVESTMENTS, INC., a Minnesota corporation, BUCA (KANSAS), INC., a Kansas corporation, BUCA TEXAS RESTAURANTS, L.P., a Texas limited partnership, and BUCA TEXAS BEVERAGE, INC., a Texas corporation (collectively, the “Guarantors”), (c) FLEET NATIONAL BANK and the other lending institutions listed on Schedule 1 attached thereto (the “Lenders”), (d) FLEET NATIONAL BANK, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, and (e) SUNTRUST BANK, as syndication agent.

WHEREAS, the Borrower, the Required Lenders and the Administrative Agent have agreed, on the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement;

NOW THEREFORE, the parties hereto hereby agree as follows:

§1. Defined Terms. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

§2. Amendments to the Credit Agreement.

(a) Applicable Margin. Section 1.1 of the Credit Agreement is hereby amended by deleting the table in the definition of “Applicable Margin” and substituting the following table in lieu thereof:

Level	Leverage Ratio	Base Rate Loans	Eurodollar Rate Loans
I	Greater than or equal to 1.75:1.00	2.25%	3.75%
II	Less than 1.75:1.00 but greater than or equal to 1.25:1.00	2.00%	3.50%
III	Less than 1.25:1.00 but greater than or equal to 1.00:1.00	1.25%	2.75%
IV	Less than 1.00:1.00 but greater than or equal to 0.75:1.00	1.00%	2.50%
V	Less than 0.75:1.00	0.75%	2.25%

(b) Sale/Leaseback Transactions. Section 10.5.2.1(c) is hereby deleted in its entirety and Section 10.5.2.1(d) shall become Section 10.5.2.1(c).

(c) Leverage Ratio. Section 11.1 of the Credit Agreement is hereby amended by deleting the table in Section 11.1 and inserting the following table in lieu thereof:

Period	Ratio
FQ3 2003 through FQ3 2004	2.50:1.00
Thereafter	1.75:1.00

(d) Interest Coverage Ratio. Section 11.2 of the Credit Agreement is hereby amended by deleting Section 11.2 in its entirety and inserting the following in lieu thereof:

“11.2 Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio as at the end of any fiscal quarter of the Borrower ending during any period described in the table set forth below to be less than any ratio set forth opposite such period in such table; provided that with respect to (i) FQ4 2003, the ratio shall be determined for that fiscal quarter, (ii) FQ1 2004, the ratio shall be determined for the period of two consecutive fiscal quarters ended on the last day of that fiscal quarter, and (iii) FQ2 2004, the ratio shall be determined for the period of three consecutive fiscal quarters ended on the last day of that fiscal quarter and (iv) each fiscal quarter thereafter, the ratio shall be determined for the Reference Period ended on the last day of that fiscal quarter:

Period	Ratio
FQ4 2003 through FQ3 2004	1.40:1.00
FQ4 2004	1.75:1.00
Thereafter	5.00:1.00

(e) Fixed Charge Coverage Ratio. Section 11.3 of the Credit Agreement is hereby amended by deleting the table in Section 11.3 and inserting the following table in lieu thereof:

Period	Ratio
FQ3 2003 through FQ4 2004	1.25:1.00
Thereafter	1.55:1.00

(f) Capital Expenditures. Section 11.5.1 of the Credit Agreement is hereby amended by deleting Section 11.5.1 in its entirety and substituting the following in lieu thereof:

“11.5.1. Capital Expenditures. The Borrower will not make, or permit any Subsidiary of the Borrower to make, aggregate Capital Expenditures for the Borrower and its Subsidiaries (a) in fiscal year 2003, in excess of $27,500,000, (b) in fiscal year 2004, in excess of $13,000,000 and (c) in each fiscal year thereafter, in excess of an amount equal to the sum of (i) $30,000,000 plus (ii) thirty percent (30%) of Consolidated EBITDA for the prior fiscal year, provided, that if, during any fiscal year, the amount of Capital Expenditures permitted for such fiscal year is not so utilized, the unused amount not in excess of $10,000,000 may be used in the next succeeding fiscal year but not in any subsequent fiscal year, such carried over amounts to be deemed used last.”

(g) Growth Capital Expenditures. Section 11.5.2 of the Credit Agreement is hereby amended by deleting Section 11.5.2 in its entirety and substituting the following in lieu thereof:

“11.5.2. Growth Capital Expenditures. The Borrower will not make, or permit any Subsidiary of the Borrower to make, Growth Capital Expenditures (including the signing of new leases) if the Pro Forma Leverage Ratio as of the time the Borrower or any Subsidiary of the Borrower commits to incur such Growth Capital Expenditures is greater than 1.75:1.00, provided, that such Pro Forma Leverage Ratio restriction shall not prohibit the Borrower from making Growth Capital Expenditures otherwise permitted under §11.5.1 with respect to those Stores listed on Schedule 11.5.2.”

(h) Minimum Consolidated EBITDA. The following new Section 11.6 of the Credit Agreement is hereby inserted following Section 11.5 of the Credit Agreement:

“11.6. Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA to be less than (a) $5,500,000 for FQ4 2003 and (b) $4,750,000 for FQ1 2004.”

§3. Waiver. The Required Lenders and the Administrative Agent hereby waive the requirement that the Borrower comply with the provisions of §11.2 of the Credit Agreement for FQ3 2003. Additionally, the Required Lenders and the Administrative Agent hereby waive the requirement that the Borrower comply with the provisions of §§11.1 and 11.3 of the Credit Agreement (prior to giving effect to this Amendment) for FQ3 2003, so long as the Borrower complies with §§11.1 and 11.3 of the Credit Agreement, after giving effect to this Amendment, for FQ3 2003. Nothing contained in this Amendment shall be construed to imply a willingness on the part of the Lenders and the Administrative Agent to grant any similar or other future waivers of any of the terms and conditions of the Credit Agreement.

§4. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions precedent, all of the following to be in form and substance satisfactory to the Administrative Agent:

(a) Delivery of Amendment. The Administrative Agent shall have received a counterpart signature page to this Amendment duly executed and delivered by the Borrower, each of the Guarantors and the Required Lenders.

(b) Fees. The Administrative Agent shall have received payment, for the pro rata account of each Lender which returns an executed counterpart signature page to this Amendment to the Administrative Agent on or prior to 3:00pm (Boston time) on November 4, 2003, an amendment fee equal to 0.25% of the sum of such Lender’s Commitment and the outstanding principal amount of such Lender’s Term Loan.

§5. Affirmation and Acknowledgment of the Borrower and the Guarantors.

(a) The Borrower. The Borrower hereby ratifies and confirms all of its Obligations to the Lenders and the Administrative Agent and the Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders and the Administrative Agent the Loans and all other Obligations under the Credit Agreement, as amended hereby.

(b) The Guarantors. Each of the Guarantors hereby ratifies and confirms all of its Obligations to the Lenders and the Administrative Agent and each of the Guarantors hereby affirms its unconditional and irrevocable guaranty of the Obligations under the Credit Agreement, as amended hereby.

§6. Representations and Warranties. Each of the Guarantors and the Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Representation and Warranties. The representations and warranties of each of the Guarantors and the Borrower contained in the Credit Agreement and the other Loan Documents were true and correct in all material respects as of the date when made and continue to be true and correct in all material respects on the date hereof, except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse to the Guarantors and the Borrower, taken as a whole, or to the extent that such representations and warranties relate expressly to an earlier date.

(b) Ratification, Etc. Except as expressly amended or waived hereby, the Credit Agreement, and all documents, instruments and agreements related thereto, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement shall, together with this Amendment, be read and construed as a single agreement. All references to the Credit Agreement in the Credit Agreement or any related agreement or instrument shall hereafter refer to the Credit Agreement as amended hereby.

(c) Authority, Etc. The execution and delivery by each of the Guarantors and the Borrower of this Amendment and the performance by each of the Guarantors and the Borrower of their respective agreements and obligations under the Credit Agreement as amended hereby are within the corporate or partnership authority of each such Person and have been duly authorized by all necessary corporate or partnership action on the part of such Person.

(d) Enforceability of Obligations. This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of each of the Guarantors and the Borrower, enforceable against each such Person in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to, or affecting generally the enforcement of, creditors’ rights and by equitable principles.

(e) No Default. No Default or Event of Default has occurred and is continuing (except as waived hereby), and no Default or Event of Default will exist after execution and delivery of, and after giving effect to, this Amendment.

§7. Miscellaneous Provisions. (a) Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended or waived hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument.

(b) THIS AMENDMENT IS INTENDED TO TAKE EFFECT AS AN AGREEMENT UNDER SEAL AND SHALL BE CONSTRUED ACCORDING TO AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS).

(c) This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

(d) The Borrower hereby agrees to pay to the Administrative Agent, on demand by the Administrative Agent, all reasonable legal fees and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment.

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed as of the date first written above.

BUCA, INC., as the Borrower

By:	/s/ Greg A. Gadel

Name: Greg A. Gadel
Title: Executive Vice President and Chief Financial Officer

BUCA RESTAURANTS, INC., as a Guarantor

By:	/s/ Greg A. Gadel

Name: Greg A. Gadel
Title: Chief Financial Officer

BUCA RESTAURANTS 2, INC., as a Guarantor

By:	/s/ Greg A. Gadel

Name: Greg A. Gadel
Title: Chief Financial Officer

BUCA RESTAURANTS 3, INC., as a Guarantor

By:	/s/ Greg A. Gadel

Name: Greg A. Gadel
Title: Chief Financial Officer

BUCA INVESTMENTS, INC., as a Guarantor

By:	/s/ Greg A. Gadel

Name: Greg A. Gadel
Title: Chief Financial Officer

BUCA (KANSAS), INC., as a Guarantor

By:	/s/ Greg A. Gadel

Name: Greg A. Gadel
Title: Chief Financial Officer

BUCA TEXAS RESTAURANTS, L.P., as a Guarantor

By:	BUCA Restaurants, Inc., its General Partner

By:	/s/ Greg A. Gadel

Name: Greg A. Gadel
Title: Chief Financial Officer

BUCA TEXAS BEVERAGE, INC., as a Guarantor

By:	/s/ John James Morrison, Jr.

Name: John James Morrison, Jr.
Title: President and Secretary

FLEET NATIONAL BANK, individually and as Administrative Agent

By:	/s/ Heidi F. Tyng

Name: Heidi F. Tyng
Title: Vice President

SUNTRUST BANK, individually and as Syndication Agent

By:	/s/ Susan M. Hall

Name: Susan M. Hall
Title: Managing Director

WELLS FARGO BANK, N.A.

By:	/s/ Jeffrey H. Morsman

Name: Jeffrey H. Morsman
Title: Assistant Vice President

U.S. BANK, NATIONAL ASSOCIATION

By:

Name:
Title:

SCHEDULE 11.5.2

Stores

San Jose, California

Carlsbad, California

Thousand Oaks, California

Manchester, Connecticut